UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

October 11, 2006 (July 13, 2006)
Date of Report (Date of Earliest Event Reported)

Golden Health Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-25845	87-0385103
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Unit 979, 9/F, HITEC, 1 Trademart Drive, Kowloon Bay, Hong Kong
(Address of principal executive offices)

+852 3580 0105
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 Financial Information

Item 2.01 Complete Acquisition or Disposition of Assets

Due to an accident involving the former directors and officers of the Company, the business of Joy Power International Holdings Limited (“Joy Power”), our single major operating subsidiary has ceased and the Company is now a shell company. As a result of this, pursuant to a rescission agreement between Golden Health Holdings, Inc., and Mr. Yu Fai Yip dated September 28, 2006, Mr. Yip has surrendered his 50,500,000 shares of common stock to the Designated Directors and the parties have rescinded the reverse merger with Joy Power. The Company had acquired Joy Power pursuant to the Exchange and Reorganization Agreement dated September 30, 2005, whereby the Company had been obligated to issue a total of 116,200,000 shares of common stock to ten individuals, all of whom are accredited investors. The Company had only issued the 50,500,000 shares which have been returned to the Company by Mr. Yip.

On September 28, 2006, Golden Health acquired Profit Lead, a Hong Kong company, for HK$1 and Profit Lead is now a wholly owned subsidiary of the Company. Profit Lead is a non-operating shell company with no assets.

As a result of the disposition of Joy Power, the Company is currently a shell company.

Section 5. Corporate Governance and Management

Item 5.01 - Change in Control of Registrant

Effective July 13, 2006, due to the accident described above, Ms. Hoi-ho Kiu, Ms. Maggie Kwok and Mr. Yu Fai Yip resigned their positions as officers and directors and appointed Mr. Kam Lau and Ms. Shit Yin Wong to the Board of Directors. As a result of this, Mr. Yu Fai Yip has surrendered his 50,500,000 shares of common stock to the Designated Directors and has rescinded the reverse merger with Joy Power effective as of September 28, 2006. Mr. Yu Fai Yip was the controlling shareholder of the Company, owning 56.1% of the issued and outstanding shares of common stock of the Company.

Each person known by the Company to beneficially own 5% or more of the outstanding shares based upon 45,798,672 shares outstanding is as follows:

Name	Number of Shares	Percentage Owned
Brice Scheschuk 285 Silver Birch Avenue Toronto, Ontario M4E 3L6	3,323,500 (Note 1)	7.3%

Zhijian Lu Adwo Loding House Shennanzhonghu, Shenzhen	14,249,400	31.1%
Ge Wu No. 41-302 Shengpingjie Zhijingxu, Guangzhou Guangdong, China	13,350,240	29.1%

Note 1: Includes 823,500 shares of common stock held by Robyn Trott, the spouse of Mr. Scheschuk. Of such shares, 2,500,000 shares have been pledged as collateral for a secured loan by Cartier Fleming International Limited and Li Wing Kei to Mr. Scheschuk. There are no other arrangements known to the Company, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change of control of the Company.

The Company is currently negotiating with Ms.Wai Fung Li to establish a new business of manufacturing and sales of melamine products in China through the Company’s new wholly owned dormant subsidiary, Profit Lead Consultants Limited. Completion of this transaction will result in a change of control of the Company. There are no other arrangements known to the Company, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change of control of the Company.

Item 5.02 - Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Due to an accident involving Ms. Hoi-ho Kiu, Ms. Maggie Kwok and Mr. Yu Fai Yip in China in May 2006, all of the officers and directors of the Company cannot resume their duties within a reasonable time. As a result, they have appointed Mr. Kam Lau and Ms. Shit Yin Wong to the Board of Directors and have resigned effective July 13, 2006.

The individuals listed below have resigned from the positions listed next to their names effective July 13, 2006:

Name	Position
Hoi-ho Kiu	Director, Chief Executive Officer
Maggie Kwok	Director, Chief Financial Officer
Yu Fai Yip	Director, Secretary

The individuals listed below were appointed to the positions listed next to their names effective July 13, 2006:

Name	Age	Position
Kam Lau	77	Designated Director; Chief Executive Officer
Shit Yin Wong	73	Designated Director; Chief Financial Officer; Secretary

The following is a brief description of the business background of each of the Designated Directors and officers of the Company:

Kam Lau, Designated Director and Chief Executive Officer. Mr. Lau has been the CEO and founder of Sino Asia Solutions Limited since February 1997, currently an indirectly owned subsidiary of Score One, Inc., a company currently publicly traded on the pinksheets over-the-counter electronic market. Mr. Lau has over 40 years of experience in working with trading businesses in Asia, in countries such as China, Indonesia and Taiwan. Ms. Shit Yin Wong, one of our Designated Directors, is the wife of Mr. Lau Kam.

Shit Yin Wong, Designated Director, Chief Financial Officer and Secretary. Ms. Wong has been the CFO and founder of Sino Asia Solutions Limited since February 1997. She has over 40 years of experience of working with trading businesses in Asia, in countries such as China, Indonesia and Taiwan. Mr. Lau Kam, one of our Designated Directors, is the husband of Ms. Shit Yin Wong.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 12, 2007

GOLDEN HEALTH HOLDINGS, INC.

By: /s/ Shit Yin Wong
Name: Shit Yin Wong
Title: Director and CFO